Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333‑183207, 333‑183210, and 333‑265315) of Atlantic American Corporation of our report dated October 16, 2026, with respect to the consolidated financial statements and financial statement schedules of Atlantic American Corporation, included in this Annual Report on Form 10‑K for the year ended December 31, 2025.

/s/ Forvis Mazars, LLP

Atlanta, Georgia
October 16, 2026